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                                                                     EXHIBIT 4.7






               __________________________________________________

                         SECOND SUPPLEMENTAL INDENTURE

                                      FROM

                           MARKS BROS. JEWELERS, INC.

                                       TO

                 NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION,
                                    TRUSTEE

                              ____________________

                         DATED AS OF DECEMBER 19, 1997

                              ____________________

                           SUPPLEMENTAL TO INDENTURE
                  DATED AS OF APRIL 15, 1996, AS SUPPLEMENTED
                      BY THE FIRST SUPPLEMENTAL INDENTURE
                         DATED AS OF SEPTEMBER 10, 1996

                 ______________________________________________


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                          MARKS BROS. JEWELERS, INC..
                         SECOND SUPPLEMENTAL INDENTURE
                         DATED AS OF DECEMBER 19, 1997

     Second Supplemental Indenture, dated as of 12:00 p.m., December 19, 1997, between MARKS BROS. JEWELERS, INC., a corporation organized and existing under the laws of the State of Delaware (the "Company"), and NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, a national banking corporation, as trustee (the "Trustee").

                              W I T N E S S E T H:

     WHEREAS, there have heretofore been authenticated and delivered by the Trustee under the Indenture dated as of April 15, 1996 (as supplemented by the First Supplemental Indenture dated as of September 10, 1996, the "Indenture") between the Company and the Trustee, $12,000,000 aggregate principal amount of 12.15% Series C Senior Subordinated Notes due 2004 (the "Notes"); and

     WHEREAS, Section 902 of the Indenture provides, among other things, that the Company may, with the consent of the Holders of not less than a majority in principal amount of the Outstanding Notes, amend certain covenants set forth in the Indenture; and

     WHEREAS, the Holders of at least a majority in principal amount of the Outstanding Notes on the date of this Second Supplemental Indenture have consented to the amendments to the Indenture as set forth in Article Two hereof; and

     WHEREAS, the Company and the Trustees desire to modify the Indenture as and to the extent set forth in Article Two hereof; and

     WHEREAS, the terms and provisions of this Second Supplemental Indenture and the execution thereof by the Company have been duly authorized; and

     WHEREAS, all acts and things prescribed by law and by the Restated Certificate of Incorporation and by-laws, as amended, of the Company and by the Indenture have been duly complied with and the Company has executed this Second Supplemental Indenture in the exercise of legal rights and powers vested in it, and all things necessary to make this Second Supplemental Indenture the valid and binding obligation of the Company and a valid and binding agreement supplemental to the Indenture have been done and performed;

     NOW, THEREFORE, for and in consideration of the premises, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of Notes, as follows:


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                                  ARTICLE ONE
                      RELATION TO INDENTURE; DEFINITIONS.

     SECTION 1.01. This Second Supplemental Indenture constitutes an integral part of the Indenture and shall be construed in connection with and as a part of the Indenture.

     SECTION 1.02.  For all purposes of this Second Supplemental Indenture:

     (1) Capitalized terms used herein without definition shall have the meanings specified in the Indenture;

     (2) All references herein to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections of this Second Supplemental Indenture;

     (3) The terms "hereof", "herein", "hereby", "hereto", "hereunder", and "herewith" refer to this Second Supplemental Indenture.

                                  ARTICLE TWO
                          AMENDMENTS TO THE INDENTURE

     SECTION 2.01. From and after the Acceptance Date (as defined herein), Article Eight of the Indenture is hereby amended by:

     (a) Amending subparagraph (ii) of Section 801(a) by deleting it in its entirety and inserting in lieu thereof the following:

           "(ii) immediately before and immediately after giving effect to such transaction or series of transactions, no Default or Event of Default shall have occurred and be continuing;"

     and

     (b) Deleting subparagraph (iii) of Section 801(a).

     SECTION 2.02. From and after the Acceptance Date, Article Ten of the Indenture is hereby amended by deleting in its entirety the text of each of the following Sections of the Indenture and by inserting in its place
"[Intentionally omitted]":


    (a)       SECTION 1010 Limitation on Consolidated Funded Debt.
    (b)       SECTION 1011 Limitation on Restricted Payments.
    (c)       SECTION 1012 Limitation on Liens.
    (d) SECTION 1013 Limitation on Issuance and Sale of Capital Stock By Restricted Subsidiaries.
    (e)       SECTION 1014 Limitation on Transactions with Affiliates.
    (f) SECTION 1015 Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.
    (g)       SECTION 1016  Restriction on Transfer of Assets.
    (h)       SECTION 1017  Limitation on Certain Other Subordinated
              Indebtedness.
    (i)       SECTION 1019  Consolidated Tangible Net Worth.
    (j)       SECTION 1020  Fixed Charge Coverage Ratio.



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     SECTION 2.03.  From and after the Acceptance Date, Article Five of the
Indenture is hereby amended by deleting the text of each of paragraphs (5) and
(6) of Section 501 and inserting in lieu thereof "[Intentionally omitted]".

                                ARTICLE THREE
                    EFFECT OF AMENDMENTS TO THE INDENTURE

     This Second Supplemental Indenture shall take effect and be binding upon execution and delivery by the parties hereto; provided, however, that the provisions of Article Two hereof will not take effect, the provisions of Article Five, Article Eight and Article Ten of the Indenture referred to in Article Two hereof (such provisions being referred to as the "Amended Provisions") will remain in effect in the form they existed prior to the execution of this Second Supplemental Indenture, the deletions and amendments of the Amended Provisions contemplated in Article Two above will not become operative, and the terms of the Amended Provisions will not be amended, modified, waived, or deleted, in each case until the date and time (the "Acceptance Date") that the Company accepts for payment pursuant to the Company's Offer to Purchase and Consent Solicitation dated November 14, 1997, as the same may be further amended and supplemented through the date hereof, at least a majority of the aggregate principal amount of the Notes that are Outstanding immediately prior to such acceptance. Upon the Acceptance Date, Article Five, Article Eight and Article Ten of the Indenture will be automatically amended as contemplated by Article Two above.

     Any good faith determination by the Company concerning any conditions of the Company's offer to purchase for cash all of the Outstanding Notes, or the satisfaction thereof, and any waiver by the Company of any such conditions shall be conclusive and binding upon all persons.

                                  ARTICLE FOUR
                                 MISCELLANEOUS

     SECTION 4.01. (a) If any provision of this Second Supplemental Indenture limits, qualifies or conflicts with another provision of the Indenture required to be included in indentures qualified under the Trust Indenture Act of 1939 (as in effect on the date of this Second Supplemental Indenture) by any of the provisions of Sections 310 to 317, inclusive, of said Act, such required provisions shall control.

     (b) In case any one or more of the provisions contained in this Second Supplemental Indenture should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Indenture shall not in any way be affected, impaired, prejudiced or disturbed thereby.

     SECTION 4.02. Whenever in this Second Supplemental Indenture any of the parties hereto are named or referred to, this shall be deemed to include the successors or assigns of such party, and all of the covenants and agreements in this Second Supplemental Indenture or in the Indenture contained by or on behalf of the Company or by or on behalf of the Trustee shall bind and inure to the benefit of the respective successors and assigns of such parties, whether so expressed or not.

     SECTION 4.03. This Second Supplemental Indenture may be simultaneously executed in several counterparts, and all said counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

     SECTION 4.04. Except as specifically amended or supplemented by this Second Supplemental Indenture, all of the provisions of the Indenture shall remain and continue in full force and effect and unaffected by the execution of this Second Supplemental Indenture.



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     IN WITNESS WHEREOF, the parties hereto have caused this Second
Supplemental Indenture to be duly executed and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first written above.


                                       MARKS BROS. JEWELERS, INC.



                                       By:


[CORPORATE SEAL]                       Name:  John R. Desjardins
                                       Title: Executive Vice President, Finance
                                       & Administration, Treasurer and
                                       Secretary

Attest:


____________________________
Name:  Dawn Kennedy
Title: Assistant Secretary
                                       NORWEST BANK MINNESOTA, NATIONAL
                                       ASSOCIATION, as Trustee




                                       By:
                                       ______________________________
                                       Name:
                                       Title:
[CORPORATE SEAL]




Attest:




____________________________
Name:
Title: